Exhibit 99.1

Contacts

Investor Contact: J.C. Weigelt 763-542-0525

Media Contact: Jess Rogers 763-513-3445

Polaris First Quarter 2022 Earnings Results

FINANCIAL AND OPERATIONAL HIGHLIGHTS

  First quarter sales were $1,957 million, flat relative to last year
  First quarter reported earnings per share was $1.14, down 46% versus last year; adjusted earnings per share was $1.29, down 44% versus last year
  Primary drivers in the quarter included increasing supply chain challenges and inflationary pressures, partially offset by strong pricing; demand remains healthy
  Retail Sales for the quarter were down 22% versus last year when retail sales rose 70% in the same quarter, primarily driven by supply chain challenges
  Repurchased ~1.5 million shares for approximately $172 million dollars

MINNEAPOLIS--(BUSINESS WIRE)--April 26, 2022--Polaris Inc. (NYSE: PII):

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ending March 31, 2022	Reported	YOY % Chg.		Adjusted*	YOY % Chg.
Sales	$1,956.8	—%		$1,956.8	—%
Gross profit margin	20.3%	- 438	bps	20.3%	- 447	bps
Total operating expenses	$312.9	—%
Net income attributable to Polaris	$69.9	(48)%		$79.2	(46)%
Adjusted EBITDA				$164.5	(34)%
Diluted EPS	$1.14	(46)%		$1.29	(44)%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY

Sales for this quarter remained relatively flat to last year, depressed by continued supply chain pressures. While much of our focus centers on navigating the highly volatile and challenging supply chain environment, demand for our industry-leading products and services remains healthy, as we continued to see high levels of pre-sold orders and low cancellations, strong short- and long-term repurchase rates, and record levels of PG&A attachments. We are making strategic investments in both innovation and operations to enable our long-term growth plans and productivity needs and strengthen our position as the global leader in powersports. The Polaris team remains laser focused on executing against our plans for this year and delivering for our customers, dealers and shareholders.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)

Polaris Inc. (NYSE: PII) (the "Company") today released first quarter 2022 results, which ended March 31, 2022. The Company reported worldwide sales of $1,957 million, approximately flat versus the first quarter of 2021. North America sales of $1,667 million represented 85 percent of total company sales and increased slightly from $1,663 million in 2021. International sales of $290 million represented 15 percent of total company sales and increased one percent. Sales in the first quarter of 2022 were largely impacted by continued supply chain challenges reducing shipments, despite healthy demand, attractive pricing trends, and low dealer inventory levels, compared to a particularly strong first quarter in 2021.

As reported, first quarter net income of $70 million decreased 48 percent and diluted earnings per share (EPS) of $1.14 decreased 46 percent compared to the first quarter in 2021. Adjusted net income for the quarter was $79 million, down 46 percent and adjusted EPS of $1.29 was down 44 percent, in each case as compared to the first quarter of 2021.

Gross profit margin contracted 438 basis points to 20.3 percent. Adjusted gross profit margin of 20.3 percent contracted 447 basis points driven primarily by inflationary pressures and supply chain challenges, partially offset by strong pricing, a lower promotional environment and sourcing mitigation efforts.

Operating expenses were $313 million in the first quarter of 2022 compared to $313 million in the first quarter of 2021. Operating expenses, as a percentage of sales, were flat in the first quarter 2022 compared to the first quarter of 2021.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q1 2022	Q1 2021	Change	Q1 2022	Q1 2021	Change
Off-Road	$1,308.7	$1,278.3	2%	19.2%	26.4%	- 721 bps
On-Road	$219.1	$229.3	(4)%	17.2%	13.1%	+411 bps
Marine	$211.5	$198.7	6%	22.0%	23.4%	- 137 bps
Aftermarket	$217.5	$229.8	(5)%	25.1%	26.7%	-158 bps

Off-Road segment results were primarily driven by these factors:

  Sales were driven by growth in snowmobiles, commercial & government and defense, as well as robust pricing actions on new and pre-sold orders. This growth was partially offset by lower ORV sales.
  Parts, Garments and Accessories (PG&A) sales increased eight percent.
  Gross profit margin performance was primarily driven by supply chain constraints and higher input costs, partially offset by increased pricing and lower promotional costs.
  Polaris North America ORV unit retail sales were down high-twenties percent. Estimated North America industry ORV unit retail sales were down high-teens percent. Polaris North America snowmobile unit retail sales for the 2021-2022 season ending March 31, 2022 were down approximately 15 percent with the industry down mid-single digits percent.

On-Road segment results were primarily driven by these factors:

  Sales were impacted by lower shipments driven by supply chain challenges, despite strong demand, pricing and record low dealer inventory levels.
  PG&A sales increased 19 percent.
  Gross profit margin performance was driven primarily by favorable product mix and lower promotions costs, offsetting higher input costs driven by supply chain constraints.
  North America unit retail sales for Indian Motorcycle were down approximately 30 percent. North America unit retail sales for the comparable motorcycle industry were down almost ten percent.

Marine segment results were primarily driven by these factors:

  Sales results were driven by favorable mix and pricing.
  Gross profit margin performance was flat with increased pricing offset by higher input costs related to supply chain constraints.

Aftermarket segment results were primarily driven by these factors:

  The five percent decrease in segment sales was driven by Transamerican Auto Parts sales, which decreased nine percent from $193 million to $175 million in the first quarter of 2022. Powersports Aftermarket sales increased 16 percent.
  Gross profit margin performance declined largely driven by supply chain challenges and inflationary pressures.

2022 BUSINESS OUTLOOK

The Company continues to expect 2022 sales to be in the range of $9,215 million to $9,455 million, an increase of 12 percent to 15 percent over 2021. The Company continues to expect adjusted EPS to be in the range of $10.10 to $10.40 for the full year 2022, an increase of 11 to 14 percent from 2021.

NON-GAAP FINANCIAL MEASURES

This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income, EBITDA, net income per diluted share and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST

Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2022 first quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 2766765. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS

As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. With annual 2021 sales of $8.2 billion, Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with parts, garments, and accessories, and an aftermarket portfolio, that includes Transamerican Auto Parts. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the severity and duration of the COVID-19 pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; the Company’s ability to successfully implement its manufacturing operations expansion and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials and the ability of the Company to manufacture and deliver products to dealers to meet increasing demand and to bring dealer inventory levels back to optimal levels; the continuation of the increasing consumer demand for the Company’s products; product offerings, promotional activities and pricing strategies by competitors; economic conditions that impact consumer spending; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability claims; uncertainty in the retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted. (summarized financial data follows)

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended March 31,
	2022	2021
Sales	$1,956.8	$1,951.1
Cost of sales	1,560.5	1,470.6
Gross profit	396.3	480.5
Operating expenses:
Selling and marketing	143.2	145.9
Research and development	82.8	79.5
General and administrative	86.9	87.1
Total operating expenses	312.9	312.5
Income from financial services	11.4	16.2
Operating income	94.8	184.2
Non-operating expense:
Interest expense	11.8	11.5
Other (income) expense, net	(3.1)	(2.5)
Income before income taxes	86.1	175.2
Provision for income taxes	16.2	41.0
Net income	69.9	134.2
Net income attributable to noncontrolling interest	—	(0.1)
Net income attributable to Polaris Inc.	$69.9	$134.1

Net income per share attributable to Polaris Inc. common shareholders:
Basic	$1.16	$2.16
Diluted	$1.14	$2.11
Weighted average shares outstanding:
Basic	60.3	62.0
Diluted	61.2	63.4

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	March 31, 2022	March 31, 2021

Assets
Current assets:
Cash and cash equivalents	$375.4	$432.4
Trade receivables, net	251.1	237.2
Inventories, net	1,879.7	1,339.9
Prepaid expenses and other	146.7	123.2
Income taxes receivable	2.2	0.4
Total current assets	2,655.1	2,133.1
Property and equipment, net	978.2	879.0
Investment in finance affiliate	33.3	46.8
Deferred tax assets	154.5	158.6
Goodwill and other intangible assets, net	1,029.4	1,070.8
Operating lease assets	187.0	118.9
Other long-term assets	91.4	106.5
Total assets	$5,128.9	$4,513.7
Liabilities and Equity
Current liabilities:
Current portion of debt, finance lease obligations and notes payable	$553.3	$142.1
Accounts payable	978.5	869.1
Accrued expenses:
Compensation	118.9	148.8
Warranties	128.3	139.9
Sales promotions and incentives	79.1	111.9
Dealer holdback	90.6	95.4
Other	244.3	283.2
Current operating lease liabilities	43.5	33.6
Income taxes payable	14.4	32.9
Total current liabilities	2,250.9	1,856.9
Long-term income taxes payable	13.7	15.3
Finance lease obligations	11.5	13.6
Long-term debt	1,382.5	1,278.1
Deferred tax liabilities	5.4	4.3
Long-term operating lease liabilities	146.2	87.1
Other long-term liabilities	186.7	179.5
Total liabilities	$3,996.9	$3,434.8
Deferred compensation	11.4	17.9
Equity:
Total shareholders’ equity	1,118.6	1,059.4
Noncontrolling interest	2.0	1.6
Total equity	1,120.6	1,061.0
Total liabilities and equity	$5,128.9	$4,513.7

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Three months ended March 31,
	2022	2021
Operating Activities:
Net income	$69.9	$134.2
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	61.3	59.6
Noncash compensation	13.3	8.9
Noncash income from financial services	(2.3)	(2.6)
Deferred income taxes	9.4	19.1
Changes in operating assets and liabilities:
Trade receivables	(10.4)	14.2
Inventories	(234.9)	(169.7)
Accounts payable	181.7	90.7
Accrued expenses	(161.3)	(114.0)
Income taxes payable/receivable	(0.5)	15.6
Prepaid expenses and other, net	24.7	—
Net cash provided by (used for) operating activities	(49.1)	56.0

Investing Activities:
Purchase of property and equipment	(57.4)	(45.4)
Investment in finance affiliate, net	18.2	15.2
Net cash used for investing activities	(39.2)	(30.2)

Financing Activities:
Borrowings under debt arrangements	568.0	95.4
Repayments under debt arrangements	(420.2)	(111.3)
Repurchase and retirement of common shares	(172.3)	(299.1)
Cash dividends to shareholders	(37.9)	(38.6)
Proceeds from stock issuances under employee plans	13.9	129.3
Net cash used for financing activities	(48.5)	(224.3)
Impact of currency exchange rates on cash balances	(0.3)	(4.3)

Net decrease in cash, cash equivalents and restricted cash	(137.1)	(202.8)
Cash, cash equivalents and restricted cash at beginning of period	529.1	657.5
Cash, cash equivalents and restricted cash at end of period	$392.0	$454.7

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$375.4	$432.4
Other long-term assets	16.6	22.3
Total	$392.0	$454.7

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended March 31,
	2022	2021
Sales	$1,956.8	$1,951.1
No adjustment	—	—
Adjusted sales	1,956.8	1,951.1

Gross profit	396.3	480.5
Restructuring & realignment (1)	0.2	2.2
Adjusted gross profit	396.5	482.7

Income before taxes	86.1	175.2
Restructuring & realignment (1)	5.2	2.2
Intangible amortization (2)	6.9	8.7
Class action litigation expenses (3)	0.1	4.2
Adjusted income before taxes	98.3	190.3

Net income attributable to Polaris Inc	69.9	134.1
Restructuring & realignment (1)	4.0	1.7
Intangible amortization (2)	5.2	6.6
Class action litigation expenses (3)	0.1	3.2
Adjusted net income attributable to Polaris Inc. (4)	79.2	145.6

Diluted EPS attributable to Polaris Inc	$1.14	$2.11
Restructuring & realignment (1)	0.06	0.03
Intangible amortization (2)	0.09	0.11
Class action litigation expenses (3)	—	0.05
Adjusted EPS attributable to Polaris Inc. (4)	$1.29	$2.30

Adjusted Sales	$1,956.8	$1,951.1

Net Income	$69.9	$134.2
Provision for income taxes	16.2	41.0
Interest expense	11.8	11.5
Depreciation	54.4	49.2
Amortization	6.9	8.7
Restructuring & realignment (1)	5.2	2.2
Class action litigation expenses (3)	0.1	4.2
Adjusted EBITDA	$164.5	$251.0
Adjusted EBITDA Margin	8.4%	12.9%

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation
(2) Represents amortization expense for acquisition-related intangible assets
(3) Represents adjustments for class action litigation-related expenses
(4) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2022 and 2021, except for non-deductible items

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Three months ended March 31,
	2022	2021

Net cash provided by (used for) operating activities	$(49.1)	$56.0
Purchase of property and equipment	(57.4)	(45.4)
Investment in finance affiliate, net	18.2	15.2
Free cash flow	$(88.3)	$25.8

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended March 31,
SEGMENT GROSS PROFIT	2022	2021
Off-Road segment gross profit	$251.1	$337.5
No adjustment	—	—
Adjusted Off-Road segment gross profit	251.1	337.5

On-Road segment gross profit	37.6	30.0
No adjustment	—	—
Adjusted On-Road segment gross profit	37.6	30.0

Marine segment gross profit	46.5	46.4
No adjustment	—	—
Adjusted Marine segment gross profit	46.5	46.4

Aftermarket segment gross profit	54.6	61.3
No adjustment	—	—
Adjusted Aftermarket segment gross profit	54.6	61.3

Corporate segment gross profit	6.5	5.3
Restructuring & realignment (1)	0.2	2.2
Adjusted Corporate segment gross profit	6.7	7.5

Total gross profit	396.3	480.5
Total adjustments	0.2	2.2
Adjusted total gross profit	$396.5	$482.7

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

NON-GAAP ADJUSTMENTS
First Quarter 2022 Results & 2022 Full Year Guidance

Restructuring and Realignment Costs

Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring across the organization to increase efficiency and focus its business including divesting of the GEM and Taylor-Dunn businesses. For the first quarter of 2022, the Company has recorded combined costs totaling $5 million which was included as a NON-GAAP adjustment.

Intangible amortization related to acquisitions

The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this NON-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the first quarter of 2022, Polaris recorded $7 million of intangible amortization related to acquisitions as a NON-GAAP adjustment.

2022 Adjusted Guidance

2022 guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $10 million, and approximately $5 to $10 million for class action litigation-related expenses. Intangible amortization of approximately $30 million related to all acquisitions has also been excluded. The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.